Exhibit 10.1

SECOND LIEN LOAN AGREEMENT

This agreement (“Agreement”) is made and entered into as of August 20, 2009, by and among NORTH AMERICAN TECHNOLOGIES GROUP, INC. (“NATK”), a Delaware corporation, TIETEK TECHNOLOGIES, INC. (“TTT”), a Texas corporation, and TIETEK LLC (“TieTek” and together with NATK and TTT, the “Borrowers” and each individually a “Borrower”), a Delaware limited liability company, and OPUS 5949 LLC(f/k/a Tie Investors, LLC) (“OPUS” or “Lender”), a Texas limited liability company.

W I T N E S S E T H:

WHEREAS, Borrowers and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings shown:

(a) “Advance” has the meaning assigned to such term in Section 2.1.

(b) “Assets” Any rights or interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible of any Borrower, including, without limitation, any such rights or interests acquired by Borrowers after the date hereof and each of the following: (i) accounts; (ii) chattel paper (whether tangible or electronic); (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment; (vii) financial assets; (viii) fixtures; (ix) general intangibles (including without limitation, all patents (issued and applied for), copyrights, trademarks, trade names, licenses, trade secrets and processes, and all other intellectual property of Borrowers); (x) goods; (xi) instruments; (xii) insurance claims and proceeds; (xiii) inventory; (xiv) investment property; (xv) letter of credit rights; (xvi) payment intangibles; (xvii) promissory notes; and (xviii) intellectual property; and all proceeds of the foregoing (as each such term used in clauses (i) through (xviii) above is defined in the Uniform Commercial Code as adopted and currently in force in the state of Texas (the “UCC”)).

(c) “Assignment of Leases and Rents” That certain Assignment of Leases and Rents executed by TieTek LLC as Assignor in favor of Lender as Assignee in form and substance acceptable to Lender.

(d) “Bankruptcy Code” has the meaning assigned to such term in Section 6.1(h).

(e) “Business” The manufacture and production of composite railroad ties (and other such products manufactured by using the same or related technology) using licensed trade secrets, processes, and other intellectual property of Borrowers.

(f) “Business Day” means any day excluding Saturday, Sunday and any other day on which banks are permitted to be closed under the laws of the states of Texas.

(g) “Closing Date” shall mean the date upon which Borrowers and Lender have executed and delivered this Agreement.

(h) “Debentures” means the 8% Convertible Debentures of NATK in the original principal amount of up to $3,000,000 issued pursuant to that certain Securities Purchase Agreement dated July 25, 2007.

(i) “Debt” means as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures, credit documents or similar instruments, (c) all capital leases, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred and being paid in the ordinary course of business, (e) all obligations of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any indebtness, lease, dividend or other obligation of another obligor in any manner, whether directly or indirectly, (f) all reimbursement obligations in connection with (x) letters of credit, bank guarantees or bankers’ acceptances issued for the account of such Person or (y) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation), (g) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse and (h) in the case of Borrowers, the Loans. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

(j) “Deed of Trust” A Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, conveying the Premises to the Trustee named therein and granting a security interest in certain property and rights for the benefit of Lender to secure payment of the Loans.

(k) “Default” means any event that, with the passage of time or notice or both, would, unless cured or waived become an Event of Default.

(l) “Deposit Account” has the meaning assigned to such term in the UCC.

(m) “Deposit Account Control Agreements” means a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account for a Borrower, in favor of Lender, as security for the Loans.

(n) “Financing Statement” One or more Financing Statements executed by Borrowers in favor of Lender, perfecting the security interest in the Assets created by the Security Agreement and the Intellectual Property Security Agreement.

(o) “Event of Default” has the meaning assigned to such term in Section 6.1.

(p) “Governmental Authority” The United States, the state, the county, and the city, or any other political subdivision in which the Premises is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Borrowers, the Business, or the Premises.

(q) “Governmental Requirements” All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to the Borrowers, the Business, or the Premises.

(r) “Improvements” An industrial complex comprised of six (6) buildings of approximately 189,449 square feet and appurtenant improvements located on the Land.

(s) “Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

(t) “Intellectual Property Security Agreement” One or more agreements granting to Lender a lien on all of Borrowers’ intellectual property, including, but not limited to, all trademarks, copyrights, licenses, and patents (issued and applied for), in each case, in form and substance acceptable to Lender.

(u) “Land” The real property described in Exhibit A attached hereto and made a part hereof.

(v) “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt, or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitution, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, any Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

(w) “Loan” Any and all of (i) the loans made by Lender to Borrowers hereunder as evidenced by the Note, (ii) interest thereon, whether paid in cash or otherwise (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower in a bankruptcy, whether or not allowed in such case or proceeding), and (iii) any other fees (including, without limitation, reasonable attorneys’ fees), expenses, loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether incurred under this Agreement or any other Loan Document and whether or not evidenced by any note, agreement or other instrument.

(x) “Loan Documents” This Agreement, the Note, the Deed of Trust, the Security Agreement, the Intellectual Property Security Agreement, the Membership Interest Pledge Agreements and any other documents to be executed by Borrowers or any of their respective shareholders pertaining to the Loan, as the same may be amended, amended and restated or modified from time to time.

(y) “NATK” has the meaning assigned to such term in the preamble.

(z) “Note” A promissory note of even date herewith in substantially the form of Exhibit B attached hereto payable to the order of Lender and any promissory notes or other agreements evidencing any renewals, extensions, increases, amendments, modifications or restatements of the foregoing.

(aa) “OPUS” has the meaning assigned to such term in the preamble hereto.

(bb) “Organizational Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

(cc) “Permitted Liens” means (i) Liens in favor of Lender securing the Loans and (ii) existing Liens shown on Schedule 3.1(g) and any renewals or extensions thereof, provided that the Assets covered thereby are not increased and any renewal or extension of the obligations secured or benefited thereby do not increase the maximum outstanding principal amount of such obligations.

(dd) “Person” shall mean any individual, partnership, firm, corporation (including, but not limited to, Borrowers), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

(ee) “Premises” The Land and the Improvements.

(ff) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, the Assets and the Premises.

(gg) “Security Agreement” An agreement granting to Lender a lien on all of the Assets in form and substance acceptable to Lender.

(hh) “Solvent” shall mean with respect to any Person on a particular date, the condition that, on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

(ii) “TieTek” has the meaning assigned to such term in the preamble hereto.

(jj) “TTT” has the meaning assigned to such term in the preamble hereto.

(kk) “Title Company” Republic Title of Texas Inc. located at 6348 Gaston Avenue, Dallas, Texas 75214 or such other title company acceptable to Lender.

(ll) “UCC” has the meaning assigned to such term in the definition of “Assets”.

1.2 Rules of Construction. Unless otherwise specified, references in this Agreement or any of the appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such annex, exhibit or schedule. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Borrower, such words are intended to signify that such Borrower has actual knowledge or awareness of a particular fact or circumstance or that such Borrower, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Unless otherwise specifically indicated, definitions of agreements and instruments in Section 1.1 shall mean and refer to such agreements and instruments as amended, modified, supplemented, restated, substituted or replaced from time to time in accordance with their respective terms and the terms of this Agreement and the other Loan Documents.

ARTICLE II.

THE LOAN

2.1 The Loan. Subject to and upon the terms, conditions and limitations contained in this Agreement and relying on the representations and warranties contained in this Agreement and the other Loan Documents, Lender agrees to lend to Borrowers in one draw, on the Closing Date, the principal sum of $100,000 (the “Advance”), the proceeds of which shall be used in strict compliance with the terms of Section 5.1 and shall constitute a Loan hereunder evidenced by the Note. The Borrowers authorize Lender to make the Advance directly to TieTek. Lender shall not have any further obligation to fund any further Advances or to lend any other amounts. The Loan shall bear interest as set forth in the Note. Principal and interest shall be due and payable as set forth in the Note. Amounts borrowed and repaid hereunder shall not be reborrowed.

2.2 Security for the Loan. The Loans shall be secured by (i) the Deed of Trust; (ii) the Security Agreement; (iii) the Intellectual Property Security Agreement; and (iv) the Membership Interest Pledge Agreements.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Borrowers. Borrowers hereby represent and warrant to Lender that:

(a) Status and Authority of North American Technologies Group, Inc. NATK is a Delaware corporation duly organized and existing under the laws of the state of Delaware and has the power, authority and legal right to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with the certificate of incorporation and bylaws of NATK and will have been duly authorized by all necessary actions of the board of directors and shareholders of NATK.

(b) Status and Authority of TieTek Technologies, Inc. TTT is a Texas corporation duly organized and existing under the laws of the state of Texas and has the power, authority and legal right to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with the articles of incorporation and bylaws of TTT and have been duly authorized by all necessary actions of the board of directors and shareholders of TTT.

(c) Status and Authority of TieTek LLC. TieTek is a limited liability company duly organized and existing under the laws of the state of Delaware and has the power, authority and legal right to own the Premises, to carry on the business now being conducted by it and to enter into, and to engage in the transactions contemplated by, the Loan Documents. The execution and delivery of the Loan Documents and the performance and observance of the provisions thereof have been authorized in accordance with all applicable laws and in accordance with the Regulations of TieTek and have been duly authorized by all necessary actions of the governing board and members of TieTek.

(d) Validity of Loan Documents. The Loan Documents are in all respects legal, valid and binding according to their terms, and the Deed of Trust, upon execution and delivery thereof, will grant to Lender a valid and enforceable lien upon and security interest in the Premises and fixtures of Borrowers located on or to be located thereon, and the Security Agreement and the Intellectual Property Security Agreement, collectively, grant to Lender a valid and enforceable lien upon, and security interest in, the Assets.

(e) Ownership of Assets. The Assets constitute all the assets necessary for or used in the operation of the Business. Borrowers has good, indefeasible title to the Assets, free and clear of all liens and encumbrances, except those listed on Schedule 3.1(g).

(f) [Intentionally Omitted].

(g) Priority of Lien on Personalty. Except as set forth on Schedule 3.1(g) attached hereto, no security interest (except in favor of Lender) exists with respect to any Assets of Borrowers.

(h) Conflicting Transactions of Borrowers. The consummation of the transactions hereby contemplated and the performance of the obligations of Borrowers under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan or credit agreement, corporate charter, bylaws, or other instrument to which Borrowers is a party or by which it or the Property may be bound or affected.

(i) Pending Litigation. Other than as set forth in Schedule 3.1(i), there are no material actions, suits or proceedings pending, or to the knowledge of Borrowers threatened, against or affecting Borrowers, the Property, or involving the validity or enforceability of any of the Loan Documents or the priority of the Liens thereof, at law or in equity, or before or by any Governmental Authority; and to Borrowers’ knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

(j) Violations of Governmental Requirements. Borrowers have no knowledge of any violations or notices of violations of any Governmental Requirements.

(k) No Consents Necessary. No consent of any other person, entity, or party, and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by this Agreement or the Loan Documents.

(l) Condition of Premises. The Premises is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(m) Financial Statements. The financial statements and the information regarding Borrowers heretofore delivered to Lender are true and correct in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby, and fairly present the financial condition of Borrowers as of the date thereof. No material adverse change has occurred in the financial condition of Borrowers reflected therein since the date thereof.

(n) Commissions. There are no brokerage commissions, finder’s fees or similar payments due third parties in connection with the transaction contemplated hereby

(o) No Homestead. The Land and Improvements thereon do not and will not constitute the residential or business homestead of Borrowers.

(p) Subsidiaries. Except for Borrowers, no subsidiary of NATK conducts any business or activity other than those incidental to its corporate existence or owns any material assets.

(q) Taxes; Governmental Charges. Borrowers have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except (i) to the extent the same are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by generally accepted accounting principles have been provided, or (ii) to the extent the failure to file such returns or pay such taxes could not reasonably be expected to have a material adverse effect.

(r) Capital Structure. Schedule 3.1(r) hereto accurately reflects, as of the date hereof, the authorized, issued and outstanding equity of each Borrower and each of their subsidiaries, including the names of (and number and class of units or other equity securities held by) the record and beneficial owners of such securities. Except as set forth in Schedule 3.1(r) hereto, as of the date hereof, there are no outstanding shareholders or members agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the equity securities of any subsidiary of NATK or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature.

(s) No Legal Bar or Resultant Lien. The execution, delivery and performance of the Loan Documents do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, certificate of limited partnership, articles or certificate of organization, bylaws, partnership agreement, regulations or other organizational documents of NATK, TTT or TieTek or any contract, agreement, instrument or governmental requirement to which any of them is subject, or (except as contemplated in the Loan Documents) result in the creation or imposition of any Lien upon any Properties of any of them.

ARTICLE IV.

COVENANTS OF BORROWERS

4.1 Covenants of Borrowers. Borrowers hereby covenant and agree with Lender as follows:

(a) Loan Documents. No Borrower shall permit any default under the terms of the Loan Documents beyond the expiration of any applicable grace, notice, or cure period.

(b) Insurance. Borrowers shall obtain and maintain such insurance or evidence of insurance as Lender may reasonably require, together with endorsements to the policies naming Lender as a loss payee or an additional insured, as applicable, and containing provisions that such policies will not be canceled without thirty (30) days’ prior written notice having been given by the insurance company to Lender (unless a shorter time is prescribed by applicable insurance regulations), including, but not limited to, the following:

(i)	Hazard Insurance. Fire and extended coverage insurance, and such other hazard insurance insuring the Premises as Lender may reasonably require, such insurance to be obtained immediately and to be kept in full force and effect at all times thereafter until the payment in full of the Loans.

(ii)	Commercial General Liability and Workmen’s Compensation Insurance. A certificate from an insurance company indicating the Borrowers are covered to Lender’s reasonable satisfaction by public liability and workmen’s compensation insurance.

(iii)	Other Insurance. Such other insurance as may be required by the Deed of Trust.

(c) Collection of Insurance Proceeds. Borrowers shall cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transactions contemplated hereby and the collection of any indebtedness or obligation of Borrowers to Lender incurred hereunder (including the payment by Borrowers of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Premises).

(d) Vouchers. Borrowers shall deliver to Lender, upon written demand, true copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which any Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or otherwise subject to the lien of the Deed of Trust.

(e) Prohibitions on Certain Actions. No Borrower shall without the written consent of Lender (which consent shall be given in Lender’s sole discretion) (a) create, incur, guarantee or suffer to exist any Debt (except any Debt existing on the date hereof pursuant to the agreements evidencing such Debt as in effect on the date hereof); (b) create or suffer to exist any Lien upon any Assets (except for Permitted Liens) or install or otherwise incorporate in the Improvements any materials, equipment or fixtures under any conditional sales agreements or security agreement whereby the right is reserved or accrued to anyone to remove or repossess any such items; (c) declare or make any declaration or payment of a distribution, interest or dividend on any equity interest (other than to another Borrower or a payment-in-kind) or any purchase, redemption, or other acquisition or retirement for value of any equity interest (other than to another Borrower) (collectively, “Distributions”); (d) make any acquisition of any assets or any acquisition of record or beneficial ownership of any equity interests of a Person; or any advance or capital contribution to or other investment in a Person; (e) make any sale, lease, license, consignment, transfer or other disposition of any Assets (other than sales of inventory in the ordinary course of business); (f) make any loans or other advances of money to any Person; (g) make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Debt (other than the Loans) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date, other than payments permitted to be paid under this Agreement; (h) merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; (i) change its name or conduct business under any fictitious name; change its tax or other organizational identification number; or change its form or state of organization; (j) form or acquire any subsidiary after the Closing Date; (k) amend, modify or otherwise change any of its Organizational Documents as in effect on the Closing Date except for any amendment, modification or other change that does not adversely affect Lender or any duty to pay the Loans; (l) become a party to or permit any subsidiary to become a party to any agreement (other than a Loan Document) that conditions or restricts the right of any Borrower to incur or repay the Loans, to grant Liens on the collateral securing the Loans, to declare or make Distributions to a Borrower, to modify, extend or renew the Loans, or to repay any intercompany Debt owed to Borrower; (m) engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto; or (n) amend or modify any material agreements or other material contracts or documents.

(f) Estoppel Certificate. Borrowers shall deliver to Lender, promptly after a written request therefor by Lender an estoppel certificate, duly acknowledged, stating the amount advanced to Borrowers under this Agreement and the amounts due on the Note and whether any offsets or defenses exist under or against the Note.

(g) Cooperation Regarding Financial Condition. Borrowers shall cooperate with Lender and its representatives to the end that Lender shall be fully apprised regarding Borrowers’ continuing financial condition and, upon written request of Lender or any of its representatives after execution and delivery of the Deed of Trust, will furnish Lender or such representatives such documents, instruments, financial statements or other information as are required to be furnished pursuant to the terms of the Deed of Trust. Borrowers shall maintain such documents, instruments and financial statements which relate to its financial condition.

(h) Indemnity of Lender. Borrowers shall indemnify and hold harmless Lender (for purposes of this subsection, the term “Lender” shall include the directors, officers, employees, attorneys and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, any and all claims, demands, liabilities, losses, damages, causes of action, suits, obligations, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees) of any kind whatsoever that may be imposed on, incurred by, or asserted against the Lender or any other indemnified party as a result of such Lender or any other indemnified party being a party to the Agreement or the transactions consummated pursuant to or arising out of this Agreement or otherwise relating to any of the Loan Documents, including, without limitation, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Premises through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Premises. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWERS AND BORROWERS AGREE THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, SUITS, OBLIGATIONS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall survive the termination of this Agreement, the foreclosure of the Security Agreement or the Intellectual Property Security Agreement or the Membership Interest Pledge Agreements or conveyance in lieu of foreclosure and the repayment of the Loans and the discharge and release of the Loan Documents. Any amount to be paid hereunder shall be subject to and governed by the provisions of Section 7.2 hereof.

(i) Protection of Intellectual Property. Borrowers shall take all steps required to preserve and protect all of its patents, patent applications, licenses, trademarks, trade names, and all other intellectual or other similar property, including, but not limited to, timely paying all royalties, license fees, filing fees or registration fees, and diligently defending all threats of infringement thereon and challenges to the validity thereof.

(j) Insurance Coverage. Borrowers will furnish to Lender, upon request, a summary of the insurance coverages of Borrowers in form and substance reasonably satisfactory to Lender; upon renewal of any such insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of Lender, copies of the applicable policies.

(k) Other Information. Borrowers will furnish to Lender, with reasonable promptness, such other information about the business and affairs and financial condition of Borrowers as Lender may reasonably request from time to time, including, without limitation, monthly accounts receivable aging and reconciliation, accounts payable aging and reconciliation, sales reports and inventory designations.

(l) Expenses and Approval of Documents. Borrowers shall pay all costs of closing the transactions contemplated by this Agreement (unless expressly waived in writing by Lender), including the Loan, and all fees and expenses of Lender with respect thereto, including, but not limited to, reasonable legal fees (including reasonable legal fees incurred by Lender subsequent to the closing of the Loan but incurred in connection with the disbursement, administration, collection or transfer of the Loan), title insurance premiums and other charges of the Title Company issuing the Mortgagee Title Policy, all environmental consulting fees and all other fees and expenses related to the environmental due diligence performed by Lender with respect to the Premises (including reasonable attorneys’ fees), appraisal fees, consulting architect fees, consulting inspection fees, advances, recording expenses, surveys, intangible taxes, all fees, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, expenses of foreclosure (including reasonable attorneys’ fees) and similar items, and shall allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender’s attorneys. Borrowers agree to promptly pay all fees, costs and expenses (including reasonable fees, costs and expenses of attorneys, auditors, appraisers, consultants and advisors) incurred by Lender in connection with any amendment, waiver, consent with respect to the Loan Documents, Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers. All fees, costs and expenses for which Borrower is responsible under this Section shall be deemed part of the Loans when incurred, payable in accordance with the terms hereof and of the Note and secured by the collateral.

(m) Additional Documents. Borrowers shall:

(i)	Regarding Preservation of Security. Sign and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts as are reasonably necessary to preserve and protect the collateral at any time securing or intended to secure the Loans, as Lender may reasonably require; and

(ii)

Regarding this Agreement. Promptly do and execute, at its expense, all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, including this

Agreement, or to further evidence and more fully describe the collateral, or to more fully state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recording, to file any notices, or obtain any consents, all as Lender shall reasonably require from time to time (provided that Borrowers shall not be required to increase its obligations in connection with the Loan).

(n) Audits and Field Exams. Lender, and its agents, appraisers, and advisors shall have the right of full access to, and may visit, the Borrowers’ business, upon reasonable notice, to (i) inspect the collateral of the Lender; (ii) conduct field exams of the Borrowers’ business, (iii) take copies and extracts from the Borrowers’ books and records and inspect the Borrowers’ facility, (iv) conduct on-site monitoring thereof, and (v) obtain information requested by the Lender as to such matters relating to the Borrowers’ business operations. The Borrowers shall (and shall cause) each of their officers and employees to cooperate with such efforts by the Lender, and its agents and advisors. Borrowers agree that the costs, fees and expenses of Lender, its agents, appraisers and advisors under this Section shall constitute a Loan hereunder that shall be promptly paid and reimbursed by Borrowers.

(o) Consultant. Upon Lender’s request, Borrowers shall provide a consultant that has been engaged by Lender or its counsel (the “Consultant”), with access to the assets, operations, books, records, employees, officers and financial advisors of the Borrowers and otherwise fully cooperate with the Consultant. Borrowers agree that the costs, fees and expenses of the Consultant shall constitute a Loan hereunder that shall be promptly paid and reimbursed by the Borrowers.

(p) Forbearance Arrangements. Upon Lender’s request, Borrowers shall use their best commercial efforts to negotiate forbearance and/or similar arrangements with their creditors upon terms and conditions reasonably satisfactory to Lender.

(q) Deposit Accounts. Borrowers shall request in writing and otherwise take all reasonable steps to ensure that all payments on Assets or otherwise relating to collateral are made directly to one or more Deposit Accounts. If any Borrower receives cash with respect to any collateral, it shall hold same in trust for Lender and promptly (not later than the second Business Day after such receipt) deposit the same into such Deposit Account. Schedule 4.1(p) sets forth all Deposit Accounts and any other investment or securities accounts maintained by Borrowers. Each Borrower shall take all actions necessary to establish Lender’s control of each such Deposit Account and other accounts (other than an account exclusively used for payroll, payroll taxes or employee benefits), including, without limitation, entering into Deposit Account

Control Agreements (in form and substance acceptable to Lender). Borrowers shall be the sole account holders of each Deposit Account and any such other securities or investment account and shall not allow any other Person (other than Lender) to have control (as defined in Article 9 of the UCC) over a Deposit Account, investment or securities account or any property deposited therein. Each Borrower shall promptly notify Lender of any opening or closing of a Deposit Account. Each Borrower authorizes and directs each bank and other depositories to deliver to Lender (including by delivery of funds on a daily basis) all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Lender to make such requests.

Subsidiaries. No subsidiary of NATK (except TTT and TieTek) shall conduct (and Borrowers shall not permit any such subsidiary to conduct) any business or activity other than those incidental to its corporate existence or own (and Borrowers shall not permit any such subsidiary to own) any material assets.

ARTICLE V.

LOAN FUNDING

5.1 Loan Funding. Borrowers shall utilize the proceeds of the Loan solely for the financing of Borrowers’ ordinary working capital and general corporate needs.

5.2 Conditions Precedent to Loan Funding. Except as otherwise provided herein, the following shall be conditions precedent to Lender’s obligations to make the Advance under the Loan on the Closing Date:

(a) Representations and Warranties; No Default or Event of Default. All of Borrowers’ representations and warranties contained herein or in any other Loan Document shall be true and correct in all material respects and no Default or Event of Default shall have occurred or be continuing or would result after giving effect to such Advance.

(b) Covenants and Agreements. Borrowers shall have performed each covenant and agreement to be performed by it pursuant to this Agreement and each other Loan Document, within the time specified.

(c) Other Documents. Lender shall have received those documents, certificates and agreements set forth on Schedule 5.2(c), in each case, in form and substance acceptable to Lender, and Borrowers shall have executed and delivered to Lender such other documents and certificates as Lender or Lender’s counsel may reasonably request.

ARTICLE VI.

DEFAULTS

6.1 Event of Default. An “Event of Default” shall be deemed to have occurred hereunder if:

(a) Payments. Borrowers shall fail to pay when due any payment of principal or interest of the Loan or the Note, or any fee or any other amount payable hereunder or under any other Loan Document;

(b) Default Under Loan Documents. Any default or event of default occurs under any of the Loan Documents (taking into account all applicable grace periods); or

(c) Breach of Covenant. Any Borrower breaches or fails timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein, or in any other Loan Document required to be observed, kept or performed by such entity, other than those referred to in any other subsection hereof; or

(d) Breach of Representation. Any representation contained herein or in any other Loan Documents is false or misleading in any material respect; or

(e) Litigation. Any suit shall be filed against Borrowers, which if adversely determined, could substantially impair the ability of Borrowers to perform each and every one of its obligations under and by virtue of the Loan Documents; or

(f) Levy Upon the Premises or the Assets. A levy be made under any process on, or a receiver be appointed for, the Premises, any of the Assets, or any other property of Borrowers; or

(g) Acceleration of Other Debts. Any Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of such Borrower, not arising hereunder, could be declared due and payable by the holder thereof; or

(h) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Borrower in an involuntary case under Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws (the “Bankruptcy Code”), which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the occurrence of any of the following events: (a) an involuntary case is commenced against any Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Borrower, for all or a substantial part of the property of the Borrower; or

(i) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Borrower makes any assignment for the benefit of creditors or is unable to pay its debts generally as they become due; or (3) the board of directors (or similar body) of any Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section; or

(j) Judgments. Any material money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section) is entered or filed against one or more of the Borrowers or any of their respective assets; or

(k) Challenge to Validity of Loan Documents. Any Borrower, or any affiliate of any Borrower, or any other party related to any Borrower shall challenge the validity or enforceability of any of the Loan Documents; or

(l) Amendment to Debentures. NATK shall amend, restate, renew, increase, extend or otherwise modify the Debentures or any other instrument executed or agreement entered into in connection therewith, orally or in writing, or allow any such amendment, restatement, renewal, increase or extension or modification to occur, without the prior written consent of Lender; or

(m) Defaults Under Debentures. NATK shall be in default under or otherwise in breach or violation of the terms and conditions of the Debentures; or

(n) Subordination. NATK shall make any payment of all or any portion of the Debentures in violation of Section 6 of the Debentures or voluntarily prepay all or any portion of the Debentures without the prior written consent of Lender; provided, however, that nothing herein shall prohibit the NATK from issuing shares of NATK’s common stock to the holders of the Debentures in payment of interest due thereunder or upon conversion thereof; or

(o) Restricted Payments. The making of any payment by any one or more Borrowers to any one or more creditors or other Persons without the Lender’s prior written consent unless otherwise permitted under this Agreement.

ARTICLE VII.

REMEDIES

7.1 Remedies. Upon the occurrence of any one or more of the events of default set out in Article VI hereof, Lender shall at its option be entitled to proceed to exercise any of the following remedies:

(a) Borrowers agrees that the occurrence of such event of default shall constitute a default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Deed of Trust, the Security Agreement, and the Intellectual Property Security Agreement; and (ii) cumulatively to exercise all other rights, options and privileges provided by law.

(b) Lender may declare all Loans and any other indebtedness secured by the Deed of Trust, the Security Agreement, and the Intellectual Property Security Agreement immediately due and payable, and Lender shall be released from all obligations, including all funding obligations, to Borrowers under this Agreement, provided, that upon the occurrence of any Event of Default described in Sections 6.1(j) and (k), all obligations, including all funding obligations, of Lender to Borrowers shall automatically and immediately expire, and all obligations owing by Borrower shall automatically become immediately due and payable without notice or demand of any kind (all of which are expressly waived by Borrowers).

(c) Lender shall have the right at any time and from time to time, without notice to Borrowers (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing by Lender to or for the credit or the account of Borrowers, against any and all of the indebtedness of Borrowers evidenced by the Note or this Agreement and/or secured by the Deed of Trust, the Security Agreement, and the Intellectual Property Security Agreement, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such indebtedness may be unmatured. Lender agrees to notify Borrowers promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this subsection are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have under the Note or the other Loan Documents or otherwise.

7.2 Failure to Perform. If Borrowers fail to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement or in any other Loan Document, Lender may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate (as defined in the Note) and shall be part of the indebtedness secured by the Deed of Trust, the Security Agreement, and the Intellectual Property Security Agreement, and Lender, upon making any such payment, shall be subrogated to all rights of the person, corporation or body politic receiving such payment.

ARTICLE VIII.

POST-CLOSING COVENANTS

8.1 Post-Closing Covenants of Borrowers.

(a) Within 15 days after the Closing Date, Borrowers shall deliver the following documents to Lender (collectively, the “Post-Closing Documents”):

(i)	The fully executed and delivered Deed of Trust and the Assignment of Leases and Rents, in each case, in form and substance acceptable to Lender.

(ii)	A mortgagee title insurance policy (herein called the “Mortgagee Title Policy”) showing Lender as the insured thereunder in form, substance and amount and written by the Title Company on behalf of an underwriter satisfactory to Lender insuring a valid second priority lien upon the Premises by virtue of the Deed of Trust and containing no exceptions except those specifically approved in writing by Lender. If the underwriter issuing the Mortgagee Title Policy becomes insolvent or is placed in receivership or for any other reason such Mortgagee Title Policy becomes unforceable, Borrowers shall furnish Lender, at Borrowers’ expense, another mortgagee title insurance policy in the amount of, and in substitution for, the original Mortgagee Title Policy and meeting the above requirements.

(iii)	A Blocked Account Control Agreement for each Deposit Account and other accounts (other than an account used exclusively for payroll, payroll taxes or employee benefits) listed on Schedule 3.1(p).

(b) Failure to deliver any of the Post-Closing Documents to Lender within 15 days after the Closing Date shall constitute an Event of Default under the Loan.

ARTICLE IX.

GENERAL CONDITIONS

9.1 Rights of Third Parties. All conditions of Lender’s obligations hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

9.2 Waivers. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by Lender and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions to Lender’s obligation to make further advances nor, in the event Borrowers fail to satisfy any such condition, shall any advance have the effect of precluding Lender from thereafter declaring such failure to be an event of default. No waiver of any default hereunder shall affect or constitute a waiver of any later default. No delay or omission of Lender to exercise any right or remedy upon the happening of any event of default shall impair any such right or remedy or be deemed to be a waiver of such event of default.

9.3 Evidence of Satisfaction of Conditions. Any condition of this Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its reasonable satisfaction and in its discretion such existence or nonexistence.

9.4 Assignment by Borrowers. Anything to the contrary herein notwithstanding, no Borrower shall have any right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender’s option, relieve Lender from all further obligations hereunder and shall constitute a default under this Agreement.

9.5 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

9.6 Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

9.7 Headings. The headings of the sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

9.8 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER AND

THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS.

9.9 Supplement to Deed of Trust, Security Agreement, and Intellectual Property Security Agreement. The provisions of this Agreement are not intended to supersede the provisions of the Deed of Trust, the Security Agreement, or the Intellectual Property Security Agreement, but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and said documents, it is intended that, during the applicability of this Agreement, this Agreement shall be controlling.

9.10 Usury. Lender and Borrowers intend in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrowers in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrowers stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by Borrowers in favor of Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; neither Borrowers nor any endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness secured by the Loan Documents shall ever be obligated or required to pay interest on the Note or on indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by Borrowers in favor of Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this section shall control over all other provisions of the Note, this Agreement and any other instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrowers the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrowers or credited against the principal balance of the Note then outstanding or the other indebtedness secured by the Loan Documents, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, each Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, any Borrower should have reason to believe, that the Loan is in fact usurious, such Borrower will give Lender notice of such condition and each Borrower agrees that Lender shall have ninety (90) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this section shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

9.11 Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

9.12 [Intentionally Omitted.]

9.13 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.14 Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:	5949 Sherry Lane, Suite 1900
Dallas, TX 75225
Attention: John H. Washburn
Telephone: 214-210-5000
Fax: 214-210-5087

with copy to:	Sammons Corporation
5949 Sherry Lane, Suite 1900
Dallas, TX 75225
Attention: Legal Department
Telephone: 214-210-5000
Fax: 214-210-5087

To Borrowers:	429 Memory Lane
Marshall, TX 75672
Telephone: 903-923-7201
Fax: [ ]

with copy to:	Boyer & Ketchand
Nine Greenway Plaza, Suite 3100
Houston, TX 77046
Attention: David A. Jones, Jr.
Telephone: 713-871-2025
Fax: 713-871-2024

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

9.15 Legal Proceedings. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest at the rate payable under the Note for installments of principal and/or interest after maturity shall be secured by the Loan Documents and shall be paid by Borrowers to Lender upon demand.

9.16 [Intentionally Omitted.]

9.17 Participations and Assignments by Lender. Lender shall have the right to assign or grant participating interests in any portion of this Agreement and/or the Loan and to disseminate to such lender any information it has pertaining to the Loan, including without limitation, complete and current credit information on Borrowers and any of its principals. In the event of such sale of participation or assignment, Borrowers will agree to such modifications to this Agreement as will facilitate such sale of participation or assignment. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrowers will agree to look solely to the trust property for the payment of any claim hereunder. Borrowers acknowledge that Lender and any successor lender may enter into a separate agreement regarding the rights, duties and obligations of Lender and other matters pertaining thereto without Borrowers’ consent, and that no consent or agreement by Borrowers shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of this Agreement so long as no additional duties are required to be assumed by Borrowers. Each successor lender shall have all of the rights and benefits with respect to the obligations, Note, collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any successor lender may be designated as the sole agent to manage the transactions and obligations contemplated therein.

9.18 Lender Not a Joint Venturer. Notwithstanding anything to the contrary herein contained, Lender, by entering into this Agreement or by any action taken pursuant hereto, will not be deemed a partner or joint venturer with Borrowers. Further, this Agreement shall not be deemed to create a fiduciary relationship between Lender and Borrowers.

9.19 Agent. Lender and its successors and assigns hereby (i) designate and appoint Opus, and its successors and assigns, to act as agent for Lender and its successors and assigns under this Agreement and all other Loan Documents; (ii) irrevocably authorize Opus to take all actions on its behalf under the provision of this Loan Agreement and all other Loan Documents; and (iii) to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder. Opus, on behalf of Lender, shall hold all collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Loan Documents. Borrowers acknowledge that Lender and its successors and assigns transfer and assign to Opus the right to act as Lender’s agent to enforce all rights and perform all obligations of Lender contained herein and in all of the other Loan Documents. Borrowers shall within ten (10) days after Lender’s reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as Lender may request to evidence the appointment and designation of Opus as agent for Lender and other financial institutions from time to time party hereto and to the other Loan Documents.

9.20 Survival of Covenants. All covenants of either party contained herein shall continue and survive until the Loan has been fully paid in cash and discharged.

9.21 Time Is of the Essence. Time is of the essence of this Agreement.

9.22 Waiver of Judicial Procedural Matters. BORROWERS HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Borrowers from instituting or maintaining a separate action against Lender with respect to any asserted claim.

9.23 Nature and Extent of Each Borrower’s Liability.

9.23.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Loans and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until payment in full in cash of all Loans, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Loans or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Loans or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Borrower; (e) any election by

Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Borrower for the repayment of any Loans under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full in cash of all Loans.

9.23.2 Waivers.

9.23.2.1 Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Loans before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower and Lender that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make the Loans. Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 9.23.3, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

9.23.2.2 Lender may, in its discretion, pursue such rights and remedies as they deem appropriate, including realization upon collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 9.23. If, in the exercise of any rights or remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Loans. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Loans, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. If Lender bids at any foreclosure or trustee’s sale or at any private sale, Lender may bid all or a portion of the Loans and the amount of such bid need not be paid by

Lender but shall be credited against the Loans. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral, and the difference between such bid amount and the remaining balance of the Loans shall be conclusively deemed to be the amount of the Loans guaranteed under this Section 9.23, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

9.23.3 Extent of Liability; Contribution.

9.23.3.1 Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 9.23 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount (as defined below).

9.23.3.2 If any Borrower makes a payment under this Section 9.23 of any Loans (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Loans satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 9.23 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

9.23.3.3 Nothing contained in this Section 9.23 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Loans with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its discretion, to condition the Loans upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans to such Borrower.

9.23.4 Joint Enterprise. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are affiliated entities by common ownership; (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities; (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided; (iv) Lender will be lending against, and relying on a lien upon, all of each Borrower’s assets even though the proceeds of the Loans made hereunder may not be advanced directly to a particular Borrower; (v) each Borrower will nonetheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant; and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.

9.23.5 Subordination. Each Borrower hereby subordinates any claims it may have as a result of this Section 9.23, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Borrower, howsoever arising, to the payment in full in cash of all Loans.

9.24 Subordination. Lender hereby acknowledges that the Lender (as such term is defined in that certain Construction Loan Agreement dated as of August 5, 2004 by and between such Lender and Borrowers (the “Construction Loan Agreement”); such Lender is referred to herein as the “First Lien Lender”) has been granted Liens upon certain Assets of Borrowers to secure the Loans (under and as defined in the Construction Loan Agreement; such Loans are referred to herein as the “Senior Indebtedness”). The Liens of the First Lien Lender on such Assets, to the extent such Liens secure Senior Indebtedness, are and shall be senior and prior in right to the Liens of the Lender on the Assets, and such Liens of the Lender on the Assets are and shall be junior and subordinate to the Liens of the First Lien Lender, to the extent such Liens secure Senior Indebtedness. Except with respect to proceeds of such Assets securing the Senior Indebtedness, this Agreement shall not subordinate payments of the Loans.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrowers and Lender have hereunto caused these presents to be executed on the date first above written.

BORROWERS:

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer

TIETEK LLC, a Delaware limited liability company

By:	/s/
Name:	D. Patrick Long
Its:	Chief Executive Officer

LENDER:

OPUS 5949 LLC, a Texas limited liability company

By:	SAMMONS VPC, INC., a Delaware corporation, Manager

By:	/s/
Name:	Heather Kreager
Title:	Sr. Vice President

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Land
Exhibit B	Note

Schedule 3.1(g)	Liens
Schedule 3.1(i)	Litigation
Schedule 3.1(s)	Capital Structure
Schedule 4.1(p)	Deposit Accounts
Schedule 5.2(c)	Closing Items

SCHEDULE 3.1(g)

TO

SECOND LIEN LOAN AGREEMENT

Liens

Debtor	Creditor	Second Collateral	Financing Statement No.
Tietek LLC	Citicapital Commercial Leasing Corporation	1 Bobcat Skid Steer Loader S130 S/N 529217923 Alarm Pkg. 68” Lo-Pro Bkt. Exhaust Purifier Kits 1 Bobcat Skid Steer Loader S130 S/N 529217929 Alarm Pkg. 68” Lo-Pro Bkt. Exhaust Purifier Kits	2007 2119682

Tie Tek, LLC	Citicapital Commercial Corporation	1 Bobcat Sweepers S/N 714418363 60” Sweeper	07-0026598805

TieTek, LLC	NMHG Financial Services, Inc.	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions	07-0034187010

TieTek, LLC	Wells Fargo Equipment Finance, Inc.	One (1) Terek Lift w/48” forks S/N: GTH1008A13394	08-0032763241

Tietek LLC	Opus 5949 LLC	All general intangibles, including without limitation, all patents (issued and applied for), and copyrights, trademarks, trade names, licenses, trade secrets an processes, an other intellectual property	2007 1008753

TieTek LLC TieTek Technologies, Inc.	Opus 5949 LLC	All Assets All Assets	2009 2580972
North American Technologies Group, Inc.		All Assets except NATK Exclude Assets	2009 2586672

SCHEDULE 3.1(i)

TO

SECOND LIEN LOAN AGREEMENT

LITIGATION

The Securities and Exchange Commission is undertaking an investigation against one or more Borrowers, which investigation is referred to as In the Matter of North American Technologies Group, Inc. (FW-03376).

SCHEDULE 3.1(r)

TO

SECOND LIEN LOAN AGREEMENT

Capital Structure

Issuer	Shareholder	Share Type	Share Class	Percent Ownership
NORTH AMERICAN TECHNOLOGIES GROUP, INC.
NORTH AMERICAN ENVIRONMENTAL GROUP INC.
TIETEK TECHNOLOGIES INC.	North American Technologies Group, Inc.
TIETEK LLC	TieTek Technologies Inc.
NATK RII INC.
NATK IPF INC
EET HOLDINGS INC
NATK IPF INC
NATK CANADA INC
GAIA TECHNOLOGIES INC
INPLANT BIOREMEDIAL SERVICES INC

The Regulations of TieTek LLC contain provisions which restrict or affect the transfer, pledge, or voting of the membership interests and subject such interests to certain obligations and rights on transfer. TTT has one class of common stock consisting of 1,000 shares, all of which are owned by NATK.

SCHEDULE 4.1(P)

TO

SECOND LIEN LOAN AGREEMENT

DEPOSIT ACCOUNTS

Borrower	Bank	Account Number
NATK	Chase	xxx5587
NATK	Wachovia - Checking	xxx6728
NATK	Wachovia - MM	xxx6757

TTT	Wachovia - Checking	xxx6731
TTT	Chase - Checking	xxx5744
TTT	Chase - Savings	xxx7988

SCHEDULE 5.2(c)

TO

SECOND LIEN LOAN AGREEMENT

Closing Items

(a)	Evidence of insurance policies and related insurance certificates and endorsements required by Section 4.1 (b).

(b)	Fully executed and delivered consents to the incurrence of the Loans and related Liens by (a) each lender party to the Construction Loan Agreement and (b) the requisite majority of the holders of the Debentures.

(c)	A Secretary’s certificate for each Borrower setting forth and certifying the articles or certificate of incorporation or formation, bylaws (or similar documentation), as applicable, good standing, incumbency, and resolutions of each such Borrower.

(d)	UCC-1 Financing Statements duly filed against each Borrower in the relevant filing office for the Secretary of State of Delaware for NATK and TieTek and Texas for TTT.

(e)	Fully executed and delivered Second Lien Pledge Agreements (collectively, the “Membership Interest Agreements”) by each of TTT in favor of Lender.

(f)	Fully executed and delivered Intellectual Property Security Agreement and Security Agreement.

(g)	Fully executed and delivered Note.

August 20, 2009

North American Technologies Group, Inc.

TieTek Technologies, Inc.

TieTek LLC

14315 West Hardy Road

Houston, TX 77060

Telephone: 218-847-0029

Fax: 281-847-1791

Re:	Consent to Second Lien Loan Agreement

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Construction Loan Agreement dated as of February 5, 2004, by and among NORTH AMERICAN TECHNOLOGIES GROUP, INC. (“NATK”), a Delaware corporation, TIETEK TECHNOLOGIES, INC. (“TTT”), a Texas corporation, and TIETEK LLC (“TieTek” and together with NATK and TTT, the “Borrowers” and each individually a “Borrower”), a Delaware limited liability company, and OPUS 5949 LLC (formerly known as Tie Investors, LLC) (“OPUS” or “First Lien Lender”), a Texas limited liability company (as the same from time to time may be amended, amended and restated, supplemented or otherwise modified, the “Construction Loan Agreement”) and (ii) that certain Second Lien Loan Agreement dated as of the date hereof by and among the Borrowers and OPUS, as a Lender (the “Second Lien Lender”) (as the same from time to time may be amended, amended and restated, supplemented or otherwise modified, the “Second Lien Loan Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Construction Loan Agreement or Second Lien Loan Agreement, as the case may be.

Notwithstanding anything to the contrary set forth in the Construction Loan Agreement, the First Lien Lender hereby consents to (i) Borrowers’ entering into the Second Lien Loan Agreement and other Loan Documents, as such term is defined therein, and performance of all obligations thereunder, (ii) Borrowers’ incurrence of the Loans and all other indebtedness and obligations under the Second Lien Loan Agreement and other Loan Documents, and (iii) Borrowers’ grant of Liens on and security interest in all of the Borrowers’ Assets (including, without limitation, the Premises) to the Second Lien Lender on the terms and conditions set forth in the Second Lien Loan Agreement, Second Lien Security Agreement and other Loan Documents (and, in each case of clauses (i) through (iii) above, as the Second Lien Loan Agreement and any and all Loan Documents (as such term is defined in the Second Lien Loan Agreement) may be amended or modified in any respects, including without limitation, to increase the amount of the loans and other indebtedness thereunder).

[signature page to follow]

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Very truly yours,

OPUS 5949 LLC (formerly known as Tie Investors, LLC), as First Lien Lender

By:	/s/
Name:	Heather Kreager
Its:	Sr. Vice President

cc:	Boyer & Ketchand
Nine Greenway Plaza, Suite 3100
Houston, TX 77046
Attention: David A. Jones, Jr.
Telephone: 713-871-2025
Fax: 713-871-2024

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